UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2013

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 16, 2013, Gaming Partners International Corporation (the “Company”) notified the Nasdaq Stock Market (“NASDAQ”), the stock exchange on which the Company’s common stock is listed, that the Company is not in compliance with NASDAQ Listing Rule 5605(c)(2) requiring the Company to have an Audit Committee comprised of three independent directors.

On May 24, 2013, the Company received a letter from NASDAQ regarding the noncompliance. Consistent with NASDAQ Listing Rule 5605(c)(4), NASDAQ granted a cure period to allow the Company to regain compliance with NASDAQ Listing Rule 5605(c)(2) as follows:

•	until the earlier of the Company’s next annual stockholder’s meeting or May 15, 2014; or
•	if the next annual stockholders meeting is held before November 11, 2013, then the Company must evidence compliance no later than November 11, 2013.

Because the Company does not intend to hold its next annual stockholder’s meeting prior to November 11, 2013, the Company expects that the cure period granted by NASDAQ will expire on May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: May 28, 2013
	By:	/s/ Gerald W. Koslow
Gerald W. Koslow Chief Financial Officer